Exhibit 10.9

The parties listed in Schedule A hereto

767 Fifth Avenue, 47th Floor

New York, New York 10153

September 24, 2009

Richard A. Smith

President and Chief Executive Officer

Realogy Corporation

1 Campus Drive

Parsippany, NJ 07054

Marc Becker

RCIV Holdings (Luxembourg) S.à.r.l.

c/o Apollo Management, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

Re:	Exchange of Realogy Corporation’s 11.00%/11.75% Senior Toggle Notes due 2014

Dear Mr. Smith and Mr. Becker:

This Exchange Agreement (this “Agreement”) is made by and among Realogy Corporation, a Delaware corporation (the “Company”), RCIV Holdings (Luxembourg) S.à.r.l., a Luxembourg sociètè à responsabilitè limitèe (“RCIV”), Apollo Management VI, L.P., a Delaware limited partnership (“Apollo Management”), the investment funds managed by Apollo Management that have executed the signature pages hereto (the “Apollo Funds” and, collectively with Apollo Management, the “Guarantors”), and the entities listed on Schedule A (each, a “Holder” and, collectively, the “Holders”). The term “affiliate” shall mean, with respect to any person or entity, each person or entity controlling, controlled by or under common control with, such person or entity.

1. Exchange Transactions. The Company hereby agrees to exchange, RCIV hereby agrees to purchase and each Holder hereby agrees to exchange and sell, in each case on the terms and conditions set forth herein, $311,332,053 aggregate principal amount (such amount which may be increased in accordance with paragraph 3) of the Company’s 11.75% Senior Toggle Notes due 2014 (such $311,332,053 aggregate principal amount (as increased in accordance with paragraph 3), the “Notes”), currently held and beneficially owned by the Holders for a combination of (i) $150 million aggregate principal amount of the Company’s second lien incremental term loans (the “Exchange Consideration”) incurred by the Company under Section

*	The term “Confidential” indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

2.20 of its senior secured credit facility, dated as of April 10, 2007, by and among the Company, Domus Intermediate Holdings Corp., the direct parent company of the Company, as guarantor, and the lenders party thereto (the “Credit Agreement”) on the terms of the New Money Incremental Term Loans (as defined below) or the Alternative Incremental Term Loans (as defined below), as the case may be (for the avoidance of doubt, other than the fact that the New Money Incremental Term Loans or the Alternative Incremental Term Loans, as the case may be, will be funded with cash), with respect to that principal amount of Notes (the “Exchanged Notes”) equal to the quotient of (x) $150,000,000 divided by (y) the quotient of 0.68 divided by the issue price (the “Issue Price”) of the New Money Incremental Term Loans or the Alternative Incremental Term Loans, as the case may be, expressed as a percentage, *CONFIDENTIAL; and (ii) cash from RCIV paid to the Holders equal to $*CONFIDENTIAL per $1,000 principal amount of all of the Notes not exchanged for the Exchange Consideration (the “Cash Consideration” and, together with the Exchange Consideration, the “Total Consideration”)(the Notes purchased for the Cash Consideration shall be referred to herein as the “Cash Notes”), in each case on the terms and conditions set forth herein (collectively, the “Exchange Transaction”). For the avoidance of doubt, attached hereto as Schedule B is an example of the calculation of the Total Consideration.

2. Exchange and Sale of Notes. Subject to the satisfaction or waiver of the conditions set forth in this Agreement (waived by the party entitled to the benefit of such condition), the closing of the Exchange Transaction and the delivery of the Total Consideration (the “Closing”) shall occur on the closing date of the New Money Incremental Term Loans Transaction (as defined below) or the Alternative Incremental Term Loan Transactions, as the case may be, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, or such other time, date or location as agreed by the parties. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.” Simultaneously, at the Closing (A) each Holder will electronically transfer (i) its portion of the Exchanged Notes (which shall be allocated among the Holders in such proportions to reflect the aggregate principal amount of Notes owned by each Holder as reflected on Schedule A) to an account at DTC identified by the Company in writing at least two business days prior to the Closing, and (ii) its portion of the Cash Notes (which shall be allocated among the Holders in such proportions to reflect the aggregate principal amount of Notes owned by each Holder as reflected on Schedule A) to an account at DTC identified by RCIV in writing at least two business days prior to the Closing and (B)(i) the Company will incur the New Money Incremental Term Loans or the Alternative Incremental Term Loans, as the case may be, such incurrence to be made against delivery of the Exchanged Notes and (ii) RCIV will electronically deliver the Cash Consideration through DTC to the account identified in Section 2(a) hereof, such payment to be made immediately against delivery of the Cash Notes.

(a) *CONFIDENTIAL

*	The term “Confidential” indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3. Accrued and Unpaid Interest and Other Payments Satisfied. Each Holder agrees that its receipt of the Total Consideration in the Exchange Transaction will satisfy in full all of the Company’s obligations to pay principal, interest and other payments to such Holder and all other amounts owed by the Company to such Holder arising out of or relating to the Notes (including all accrued and unpaid interest on the Notes to the closing date of the Exchange Transaction), and will release the Company from all such obligations. For the avoidance of doubt, in the event the Exchange Transaction is consummated after October 15, 2009, the Holders will be entitled to and will receive payment-in-kind interest with respect to the Notes on such date.

4. New Money Second Lien Transaction. In the event the Company undertakes a new loan syndication on a broadly syndicated basis (the “New Money Incremental Term Loans Transaction”) in which at least $*CONFIDENTIAL million of second lien incremental term loans (the “New Money Incremental Term Loans”) under Section 2.20 of the Credit Agreement are made by entities or persons other than: (i) the Guarantors, the Apollo Funds, Apollo Management, Apollo Global Management, LLC and their respective affiliates, and (ii) the Holders and their respective affiliates (for the avoidance of doubt, such New Money Incremental Term Loans shall be in addition to the Exchange Consideration), the Holders hereby agree (in such proportions to reflect the aggregate principal amount of Notes owned by each Holder as reflected on Schedule A) to place a market order with the investment bank acting as the lead arranger (the “Lead Arranger”) to participate, at the Lead Arranger’s discretion, as a lender in the New Money Incremental Term Loans Transaction at the closing of such New Money Incremental Term Loans Transaction by lending cash in an amount up to $*CONFIDENTIAL (obligations under this paragraph 4, the “New Money Incremental Term Loans Transaction Obligation”) to be funded simultaneously with the receipt of the Cash Consideration by the Holders, and, subject to the satisfaction of the closing conditions contained in the documentation related thereto and the performance by the Company and RCIV of their obligations as provided in Section 1 above, shall fund its portion of the New Money Incremental Term Loans at the closing of the New Money Incremental Term Loans Transaction based on the same terms and conditions as the other lenders in such New Money Incremental Term Loans Transaction (provided that the Holders shall not be required to undertake or agree to provide any additional capital, to undertake any additional economic obligation, to fund any capital call or to assume any liabilities); provided, however, that the Holders shall not be obligated under the New Money Incremental Term Loans Transaction Obligation if: (x) *CONFIDENTIAL, or (y) the Company or its affiliates shall have entered into an agreement, arrangement or understanding with holders of the Company’s unsecured notes with respect to the Debt Reduction Exchange Transaction.

        5. Debt Reduction Exchange Transaction. In the event the Company or any of its affiliates enters into one or more agreements, arrangements or understandings with holders of the Company’s unsecured notes with respect to a transaction pursuant to which such unsecured notes will be exchanged for equity of Domus Holdings Corp. (“Holdings”), including warrants, and new second lien incremental term loans incurred under Section 2.20 of the Credit Agreement in a transaction that, if completed in accordance with its terms, will result in the exchange of at least $*CONFIDENTIAL of aggregate principal amount of unsecured notes for equity (including warrants) and second lien incremental term loans (such transaction in which at least $*CONFIDENTIAL of aggregate principal amount of unsecured notes is exchanged for equity (including warrants) and such second lien incremental term loans, the “Debt Reduction Exchange Transaction”), Holders hereby agree to exchange *CONFIDENTIAL% of the aggregate principal amount of Notes held by such Holders (in such proportions to reflect the aggregate principal amount of Notes owned by each Holder as reflected on Schedule A) on the same terms as other holders of Toggle Notes not affiliated with Apollo; provided that such terms shall not be materially adverse (to the Holders) taken as a whole different from the terms described in the *CONFIDENTIAL presentation to Holders dated September 21, 2009. For the avoidance of doubt, the exchange of $*CONFIDENTIAL of aggregate principal amount of unsecured notes for equity (including warrants) and second lien incremental term loans shall not be deemed a term different from the terms described in the *CONFIDENTIAL presentation. Each Holder agrees that it will enter into such documentation, consistent with the documentation entered into by other holders of Toggle Notes that are not affiliates of the Company, the Guarantors, Apollo Management, or Apollo Global Management LLC, as is necessary to be a party to the Debt Reduction Exchange Transaction; provided, however, the Holders shall not in any event be required to agree to provide additional consideration, undertake any additional economic obligation, to fund capital calls or to assume liabilities. Following the closing of the Debt Reduction Exchange Transaction, if requested by the Holders in writing, at any time, Apollo Management agrees to as promptly as possible but in any event no later than one month following the later of the date of such notice or the closing of the Debt Reduction Exchange Transaction, designate or cause one of the investment funds it manages to designate one individual requested by the Holders (provided such Holder is reasonably acceptable to Apollo Management (it being agreed that Carl C. Icahn shall be and be deemed to be acceptable)) to the board of directors of Holdings (the “Holder Nominee”), pursuant to the rights of Apollo Management or the investment funds that it manages to designate directors under the Securityholders Agreement, dated April 10, 2007 (as such agreement may be amended from time to time, the “Securityholders Agreement”), so long as the Holders continue to beneficially own at least 50% of the equity received in the Debt Reduction Exchange Transaction. In addition, Apollo Management will cause such Holder Nominee to be appointed to the Board of the Company. Notwithstanding the foregoing, Holders shall only be obligated to participate in the Debt Reduction Exchange Transaction if (i) each of the Guarantors, Apollo Management, the Apollo Funds, Apollo Global Management LLC and their respective affiliates, exchange *CONFIDENTIAL% of the aggregate principal amount of unsecured bonds issued by the Company beneficially owned by such persons in the Debt Reduction Exchange Transaction and (ii) such transaction results in at least $*CONFIDENTIAL aggregate principal amount of unsecured notes issued by the Company exchanged for equity (including warrants) and second lien incremental term loans. For the avoidance of doubt, the Debt Reduction Exchange Transaction shall only occur as an alternative to the Exchange Transaction so that if either the New Money Incremental Term Loans Transaction or the Alternative Incremental Term Loan Transactions closes, then this paragraph 5 is inapplicable and no party shall be required to engage in the Debt Reduction Exchange Transaction. Similarly, if the Debt Reduction Exchange Transaction closes, then the Exchange Transaction is inapplicable and no party shall be required to engage in such Exchange Transaction.

        6. Alternative Transaction. If either (i) (A) the New Money Incremental Term Loans Transaction and the Exchange Transaction has not occurred on or prior to October 30, 2009 and (B) the Company has failed to obtain binding commitments for the Debt Reduction Exchange Transaction for at least $*CONFIDENTIAL principal amount on or prior to October 30, 2009, or (ii) (A) the New Money Incremental Term Loans Transaction and the Exchange Transaction have not occurred on or prior to October 30, 2009, (B) the Company obtained binding commitments for the Debt Reduction Exchange Transaction for at least $*CONFIDENTIAL principal amount on or prior to October 30, 2009 and (C) the Debt Reduction Exchange Transaction has not occurred on or prior to December 31, 2009, or (iii) the Company provides written notice by October 30, 2009 to the Holders and RCIV indicating its desire to consummate the Alternative Incremental Term Loan Transaction (as defined below), then not later than November 6, 2009 in the case of clause (i), January 7, 2010 in the case of clause (ii), and the date that is five business days following delivery of the written notice in the case of clause (iii), (a) each Holder shall participate (in such proportions to reflect the aggregate principal amount of Notes owned by each Holder as reflected on Schedule A) as a lender in new second lien incremental term loans (the “Alternative Incremental Term Loans”) under Section 2.20 of the Credit Agreement by lending cash in an amount equal to $*CONFIDENTIAL in the aggregate for all Holders (which amount shall be funded simultaneously with the consummation of the Exchange Transactions set forth in paragraphs 1 and 2 hereof), and (b) RCIV shall, or shall cause an affiliate to, participate as a lender in the Alternative Incremental Term Loans by lending cash in an amount equal to $*CONFIDENTIAL (which amount shall be funded simultaneously with the consummation of the Exchange Transactions set forth in paragraphs 1 and 2), in each case, upon substantially the terms and conditions set forth in the term sheet attached hereto as Annex A (the “Term Sheet”) (collectively, the “Alternative Incremental Term Loans Transaction”) and in the case of clauses (a) and (b), the Company shall issue Alternative Incremental Term Loans in exchange for an amount equal to the Holders’ $*CONFIDENTIAL of proceeds and RCIV’s $*CONFIDENTIAL of proceeds, and shall consummate the Exchange Transactions set forth in paragraphs 1 and 2. The Company, RCIV and each Holder agree to work together in good faith, and use their reasonable best efforts to negotiate and execute definitive agreements related to the Alternative Incremental Term Loans on substantially the terms set forth in the Term Sheet. For the avoidance of doubt, nothing in the foregoing shall preclude lenders other than the Holders and RCIV from participating in the Alternative Incremental Term Loans Transaction provided that such participation shall be on the same terms and conditions as the Holders’ and RCIV’s participation. For the avoidance of doubt, to the extent the Alternative Incremental Term Loan Transaction occurs, it shall occur simultaneously with the consummation of the Exchange Transactions as set forth in paragraphs 1 and 2 hereof.

*	The term “Confidential” indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

7. Representations, Warranties and Covenant

(a) In connection with this transaction, each Holder hereby represents, warrants, acknowledges and agrees as follows:

(1) Such Holder beneficially owns the aggregate principal amount of Notes set forth next to its name on Schedule A and neither such Holder or its affiliates (other than those listed on Schedule A) beneficially own any other unsecured notes of the Company. Such Holder represents that it has not previously sold, assigned, conveyed, transferred or otherwise disposed of, in whole or in part, the Notes to be exchanged by such Holder hereunder, nor has such Holder entered into any agreement to sell, assign, convey, transfer or otherwise dispose of, in whole or in part, such Notes.

(2) The Notes being transferred hereunder are free and clear of any liens, charges or encumbrances and upon completion of the Exchange Transaction, such Holder will convey to the Company good title to the Notes free and clear of all liens, charges and encumbrances.

(3) Such Holder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in, and to make an informed investment decision with respect to, the Exchange Transaction and receipt of the Total Consideration, and such Holder acknowledges that (i) the Company makes no representation regarding the value of the Notes or the Total Consideration and (ii) such Holder has independently and without reliance upon the Company made its own analysis and decision to enter into the Exchange Transaction and exchange the Notes for the Total Consideration.

(4) (i) Such Holder has full power and authority to enter into this Agreement and to consummate the transaction contemplated hereunder, (ii) such Holder has taken all action as may be necessary to authorize the execution and delivery of this Agreement and the consummation of the transaction contemplated by this Agreement and the performance of its obligations hereunder, (iii) this Agreement is an obligation enforceable against such Holder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity) and (iv) neither the execution and delivery hereof by such Holder nor the performance of such Holder’s obligations hereunder will violate or contravene any requirements of law applicable to such Holder or any of Holder’s governing documents or material agreements.

(b) In connection with this transaction, the Company hereby represents, warrants, acknowledges and agrees as follows to each Holder:

(1) The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) it has full corporate power and authority to enter into this Agreement and to consummate the transaction contemplated hereunder and the performance of its obligations hereunder, and (iii) has taken all corporate action as may be necessary to authorize the execution and delivery of this Agreement and the consummation of the transaction contemplated by this Agreement.

(2) This Agreement is an obligation enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity).

(3) Neither the execution and delivery hereof by the Company nor the performance of its obligations hereunder will violate or contravene any requirements of law applicable to the Company or any of its charter, by-laws or material agreements.

(c) In connection with this transaction, RCIV hereby represents, warrants, acknowledges and agrees as follows to each Holder:

(1) RCIV (i) is a Luxembourg sociètè à responsabilitè limitèe, duly organized, validly existing and in good standing under the laws of Luxembourg (to the extent such concept is applicable), (ii) has full power and authority to enter into this Agreement and to consummate the transaction contemplated hereunder and the performance of its obligations hereunder, and (iii) has taken all action as may be necessary to authorize the execution and delivery of this Agreement and the consummation of the transaction contemplated by this Agreement,

(2) This Agreement is an obligation enforceable against RCIV in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity).

(3) Neither the execution and delivery hereof by RCIV nor the performance of RCIV’s obligations hereunder will violate or contravene any requirements of law applicable to RCIV or any of RCIV’s governing documents or material agreements.

(d) In connection with this transaction, each Guarantor hereby represents, warrants, acknowledges and agrees as follows to each Holder:

(1) Such Guarantor (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction (to the extent such concept is applicable), (ii) has full power and authority to enter into this Agreement and to consummate the transaction contemplated hereunder and the performance of its obligations hereunder, and (iii) has taken all action as may be necessary to authorize the execution and delivery of this Agreement and the consummation of the transaction contemplated by this Agreement.

(2) This Agreement is an obligation enforceable against such Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity).

(3) Neither the execution and delivery hereof by such Guarantor nor the performance of such Guarantor’s obligations hereunder will violate or contravene any requirements of law applicable to such Guarantor or any of such Guarantor’s governing documents or material agreements.

(4) Apollo Management or investment funds managed by Apollo Management have the right to designate directors to the board of directors of Holdings pursuant to the Securityholders Agreement.

(5) Apollo Management, the Apollo Funds, and their respective affiliates, beneficially own not less than $873 million in principal amount of unsecured bonds of the Company.

8. Closing. At the closing of the transactions contemplated herein:

(a) To the extent the Holders participate in the New Money Incremental Term Loans Transaction, the Holders, RCIV and the Company will enter into any documents necessary in connection with consummating the New Money Incremental Term Loans Transaction and the Exchange Transaction, in accordance with the terms of this Agreement; and

(b) With respect to the Alternative Incremental Term Loans Transaction, the Holders, RCIV and the Company will enter into any documents necessary in connection with consummating the Alternative Incremental Term Loans Transaction and the Exchange Transaction, in accordance with the terms of this Agreement.

9. *CONFIDENTIAL

10. Guarantee. To induce the Holders to enter into this Agreement, each Guarantor guarantees (the “Guarantee”) to the Holders on the terms and subject to the conditions hereinafter set forth the performance by RCIV and Apollo Management of their obligations under this Agreement, in accordance with the terms of this Agreement (the “Guaranteed Obligations”). The Guarantors’ obligations to Holder under this Guarantee are joint and several, except that the obligations of the Apollo Funds shall be proportionate to their relative proportionate ownership of RCIV. This guaranty is irrevocable and is a guaranty of performance, not collection. The guarantors waive all suretyship rights and defenses and agree that is shall not be a condition to their obligations hereunder that the Holders first pursue or exhaust any right or remedy which they may have against RCIV or Apollo Management. The Guarantee shall be enforceable against the Guarantors notwithstanding any defense that RCIV, or Apollo Management may have to its enforcement against any of them, and shall be reinstated in the event that any payment or performance of any of the guaranteed obligations shall be rescinded, avoided, or required to be returned.

*	The term “Confidential” indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

11. Publicity. No party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby, without prior consultation with the other parties as to the timing and contents of any such announcement or communications. For the avoidance of doubt, each party shall remain exclusively responsible for their own public announcements or other communications notwithstanding the requirement to consult with the other parties hereto. Notwithstanding the foregoing, (i) upon the earlier of: (x) the time that the Company issues a public announcement (including any press release or SEC filing) regarding the entering into of this Agreement and the launching of the New Money Incremental Term Loans Transactions and (y) 5:00 p.m. on September 24, 2009, each party hereto may communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby; provided, however, that no party hereto may communicate with any news media with respect to any information contained in paragraph 5, paragraph 9 and paragraph 14 unless such information has previously been publicly disclosed by someone other than the Holders or its affiliates and (ii) each party hereto may make any other press release or similar public announcement or communication as may be required to comply with the requirements of applicable law.

12. Governing Law; Submission of Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State court or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement.

13. Amendment; Waiver. This Agreement may be amended and the observance of any term of this Agreement may only be waived in a writing and signed by all parties hereto.

14. Termination. This Agreement shall terminate upon the earliest of (i) the Closing of the Exchange Transaction, (ii) such date as shall be mutually agreed upon by the Company, RCIV, the Guarantors and the Holders in writing, (iii) 11:59 p.m. on October 30, 2009 (provided that if prior to October 30, 2009 the Company has obtained binding commitments for at least the $*CONFIDENTIAL required for the Debt Reduction Exchange Transaction, then 11:59 p.m. on December 31, 2009 or such earlier date as any of such commitments are no longer in effect); or (iv) the date that the Company consummates a significant capital transaction (other than the Debt Reduction Exchange Transaction, the New Money Incremental Term Loan Transactions or the Alternative Incremental Term Loan Transaction) outside of the ordinary course of business without the consent of the Holders which shall not be unreasonably withheld; or (v) the cure rights provided for in Section 8.03 of the Credit Agreement are exercised other than as contemplated by a Debt Reduction Exchange Transaction; or (vi) the occurrence of a default under § 8.01(h) or (i) under the Credit Agreement (collectively, the “Termination Date”). Each of the Company, RCIV, the Guarantors and the Holders agree that (a) the representations and warranties in paragraph 7 shall survive the Termination Date and (b) paragraph 9 shall survive the Termination Date only if either the Exchange Transaction or the Debt Reduction Exchange Transaction shall have occurred prior to the Termination Date. If the Termination Date occurs

*	The term “Confidential” indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

due to (iv) or (v), the Company, Apollo Management, RCIV and the Guarantors remain obligated to proceed with the Transaction contemplated by paragraph 6 if the Holders elect to do so and paragraph 6 survives in all other circumstances. The occurrence of the Termination Date shall not preclude any party from exercising remedies with respect to any breach that occurred prior to the Termination Date. Notwithstanding any failure by the Company to deliver the Exchange Consideration in connection with an Exchange Transaction, RCIV agrees to purchase $97,361,465 aggregate principal amount of Toggle Notes from the Holders for $*CONFIDENTIAL in cash (which Notes and cash shall be allocated among the Holders in such proportions to reflect the aggregate principal amount of Notes owned by each Holder as reflected on Schedule A). Following the delivery of such Cash Consideration or the failure of RCIV to deliver such Cash Consideration, this Agreement shall terminate and the provisions of paragraph 9 shall no longer be effective.

15. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

16. Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

17. Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations, warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

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*	The term “Confidential” indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Very truly yours,

ICAHN PARTNERS LP – DELAWARE

By:	/s/ Keith Cozza
	Name:	Keith Cozza
	Title:	Chief Compliance Officer

ICAHN PARTNERS MASTER FUND LP – CAYMAN ISLANDS

By:	/s/ Keith Cozza
	Name:	Keith Cozza
	Title:	Chief Compliance Officer

ICAHN PARTNERS MASTER FUND II L.P. – CAYMAN ISLANDS

By:	/s/ Keith Cozza
	Name:	Keith Cozza
	Title:	Chief Compliance Officer

ICAHN PARTNERS MASTER FUND III L.P. – CAYMAN ISLANDS

By:	/s/ Keith Cozza
	Name:	Keith Cozza
	Title:	Chief Compliance Officer

HIGH RIVER LIMITED PARTNERSHIP – DELAWARE

By:	Hopper Investments LLC, its general partner
By:	Barberry Corp., its sole member

By:	/s/ Keith Cozza
	Name:	Keith Cozza
	Title:	Secretary; Treasurer

AGREED AND ACCEPTED:

REALOGY CORPORATION

By:	/s/ Anthony E. Hull
	Name:	Anthony E. Hull
	Title:	Executive Vice President, Chief Financial Officer an Treasurer

RCIV HOLDINGS (LUXEMBOURG) S.à.R.L

By:	/s/ Marc Becker
	Name:	Marc Becker
Title:

AGREED AND ACCEPTED WITH RESPECT TO PARAGRAPHS 5, 7(d), 10 AND 14 ONLY

APOLLO INVESTMENT FUND VI, L.P.

By:	Apollo Advisors VI, L.P.,
its general partner

By:	Apollo Capital Management VI, LLC,
its general partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President

APOLLO OVERSEAS PARTNERS (DELAWARE) VI, L.P.

By:	Apollo Advisors VI, L.P., its general partner

By:	Apollo Capital Management VI, LLC,
its general partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President

APOLLO OVERSEAS PARTNERS (DELAWARE 892) VI, L.P.

By:	Apollo Advisors VI, L.P.,
its general partner

By:	Apollo Capital Management VI, LLC,
its general partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President

APOLLO OVERSEAS PARTNERS VI, L.P.

By:	Apollo Advisors VI, L.P.,
its managing general partner

By:	Apollo Capital Management VI, LLC,
its managing partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President

APOLLO OVERSEAS PARTNERS (GERMANY) VI, L.P.

By:	Apollo Advisors VI, L.P.,
its managing general partner

By:	Apollo Capital Management VI, LLC,
its managing partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President

AAA GUARANTOR – CO-INVEST VI, L.P.

By:	Apollo Advisors VI, L.P.,
its managing general partner

By:	Apollo Capital Management VI, LLC,
its managing partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President

APOLLO MANAGEMENT VI, L.P.

By:	AIF VI Management, LLC,
its general partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President

Schedule A

Holder	Aggregate Principal Amount
Icahn Partners LP – DELAWARE	$88,657,947

Icahn Partners Master Fund LP – CAYMAN ISLANDS	$113,093,231

Icahn Partners Master Fund II L.P. – CAYMAN ISLANDS	$34,229,382

Icahn Partners Master Fund III L.P. – CAYMAN ISLANDS	$13,085,082

High River Limited Partnership – DELAWARE	$62,266,411

Schedule B

This Schedule B sets forth two examples illustrating how the Exchange Consideration is calculated.

The function “Price” in Microsoft Office Excel 2003 shall be used to calculate the price to yield.

Example 1:	If the New Money Incremental Term Loans are issued at an issue price of *CONFIDENTIAL% and a price to yield equal to or greater than *CONFIDENTIAL%.

A	New Money Incremental Term Loans to be received by Holder	$150,000,000
B	Exchange Price	*CONFIDENTIAL%
C	Issue Price	*CONFIDENTIAL%
D	Exchange Price = B/C	*CONFIDENTIAL%
E	Notes to be delivered by Holder = A/D	$*CONFIDENTIAL

Example 2:	If the New Money Incremental Term Loans are issued with a yield to maturity of less than *CONFIDENTIAL%, this example illustrates how the price will be adjusted in order to establish at yield to maturity of at least *CONFIDENTIAL%. This example assumes a *CONFIDENTIAL-year maturity and a *CONFIDENTIAL% semi-annual coupon.

A	New Money Incremental Terms Loans to be received by Holder	$150,000,000
B	Exchange Price	*CONFIDENTIAL%
C	Price to Yield of *CONFIDENTIAL%	*CONFIDENTIAL%
D	Exchange Price = B/C	*CONFIDENTIAL%
E	Notes to be delivered by Holder = A/D	$*CONFIDENTIAL

*	The term “Confidential” indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Annex A

SUMMARY OF KEY TERMS OF SECOND LIEN INCREMENTAL TERM LOANS

Borrower:	Realogy Corporation, a Delaware corporation (the “Borrower”).

Incremental Term Loan Structure:	The Second Lien Incremental Term Loans will consist of “Incremental Term Loans” as defined in and provided for in Section 2.20 of the credit agreement dated as of April 10, 2007 (the “Existing Credit Agreement”) among the Borrower, the Lenders party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent (the “Administrative Agent”). Holders will be “Incremental Term Lenders” (as defined in the Existing Credit Agreement) and shall have all the rights as a Lender (as defined in the Existing Credit Agreement) and the Incremental Term Loans will be “Loans” (as defined in the Existing Credit Agreement).

Guarantors:	Each of the Guarantors under the Existing Credit Agreement will guarantee (the “Guarantee”) all obligations under the Second Lien Incremental Term Loans.

Maturity:	*CONFIDENTIAL years from the Closing Date.

Closing Date:	Simultaneously on the date on which the conditions to the Exchange Transactions are satisfied (the “Closing Date”).

Amortization:	No amortization shall be required.

Interest Rate:	*CONFIDENTIAL% per annum (assuming the Second Lien Incremental Term Loans are made at par).

Interest Payments:	Semi-annually in arrears with the first interest payment payable on the six (6) month anniversary of the Closing Date and computed on the basis of a 365-day year (each such day, an “Interest Payment Date”).

Prepayment Fee:	Prepayments made prior to the second anniversary of the Closing Date will be subject to a make-whole payment and, thereafter, will be paid at par.

Security:	Second priority security interests in all assets, including without limitation, all personal, real and mixed property of the Borrower and the Guarantors that are Collateral for the obligations of the Borrower under the Existing Credit Agreement pursuant to a new security agreement (which will be substantially identical to the Security Documents (as defined in the Existing Credit Agreement)).

The liens securing the Second Lien Incremental Term Loans will be junior in priority to the liens securing the existing loans and other obligations secured as provided in the Existing Credit Agreement (the “First Lien Obligations”) and any permitted refinancings thereof. The priority of the security interests and related creditor rights between the First Lien Obligations and the Second Lien Incremental Term Loans will be set forth in an intercreditor agreement (the “Intercreditor Agreement”) on terms and conditions as are acceptable to the Administrative Agent and the Holders.

Representations and Warranties:	Representations and warranties as set forth in the Existing Credit Agreement.

Financial Covenants:	None.

Other Covenants:	Affirmative and negative covenants as set forth in the Existing Credit Agreement

Other Terms:	Other customary and reasonable terms as are acceptable to the Administrative Agent and the Holders, and consistent with the Existing Credit Agreement.

*	The term “Confidential” indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.